Exhibit 10.8.2

FORM OF ATTORNEY
RESTRICTIVE COVENANT AGREEMENT
THIS RESTRICTIVE COVENANT AGREEMENT (“Agreement”) is executed as of November ____, 2017, by and between ______________(“Employee” “Executive” or “Counsel”) and PHH CORPORATION and its subsidiaries, affiliates and related entities (the “Company”).
WHEREAS, Employee is an employee of the Company who has substantial value to the business of the Company due to Employee’s access to the Company’s confidential, proprietary and trade secret information and the Company’s strategic plans, employees, customers and contacts; and
WHEREAS, the Company and Counsel realize that the Company’s confidential and proprietary information divulged for the purposes of receiving legal advice from Counsel is protected by the attorney-client privilege and Counsel’s ethical obligations, but also realize that Counsel will have access to some confidential and proprietary information merely as an employee of the Company and without regard to its use in conjunction with legal advice;
WHEREAS, as the Company and Counsel wish to ensure that confidential information not protected by the attorney-client privilege or Counsel’s ethical obligation is nevertheless protected from disclosure;
WHEREAS, by entering into this Agreement, Employee is eligible to participate in the Company’s Amended and Restated PHH Corporation Tier I Severance Plan (“Tier I Severance Plan”);
WHEREAS, Employee and the Board of Directors of PHH Corporation (“Board”) acknowledge that the Tier I Severance Plan may be modified, terminated or amended at the Company’s discretion;
WHEREAS, the Board and Employee have entered into a Severance Letter contemporaneous with the execution of this Agreement, a copy of which is attached hereto as Exhibit A and incorporated as if set forth fully herein, which provides Employee with severance benefits equal to those set forth in the Tier I Severance Plan as of the effective date of the Severance Letter in the event of a qualifying separation from employment, regardless of whether the Tier I Severance Plan is subsequently terminated, modified or amended;
WHEREAS, in connection with the Employee’s eligibility to participate in the Tier I Severance Plan and the receipt of the Severance Letter Employee is required to sign this Agreement.
NOW THEREFORE, intending to be legally bound hereby, the Company and Employee agree as follows:

I.	Consideration.

In consideration of Employee’s execution of and abiding by this Agreement, Employee will be eligible to participate in the Tier I Severance Plan, consistent with the terms of the Severance Letter, and the Company has agreed to continue Employee’s employment on an at-will basis.

II.	Restrictive Covenant, Non-solicitation Provisions and Non-Disparagement Obligations

Employee agrees that, during Employee’s employment with the Company and for a period of twelve (12) month immediately following Employee’s termination of employment for any reason (collectively, the “Restriction Period”), Employee shall abide by the following restrictions:
A.Counsel agrees that Counsel will not, directly or indirectly, whether on Counsel’s own behalf, or on behalf of any third party, provide substantially similar non-legal services Counsel provided to the Company on the Determination Date during the Restriction Period to any Client of the Company or any Competing Business in the United States, or invest in or consult with any Client of the Company or any Competing Business in the United States, provided however, that nothing herein shall prohibit Employee from being a passive owner of not more than five percent (5%) of the outstanding securities of any publicly traded Company, Client of the Company or any Competing Business, so long as Employee has no active participation in the business of such company. In addition, nothing in this Section shall prevent

Employee from working for a company or business that in part competes against the Business of the Company as long as Employee will not be, and is not providing substantially similar non-legal services Employee provided to the Company on the Determination Date to any part of the company or business that competes against the Business of the Company.  For the sake of clarity, this last proviso is intended to allow Employee to work for a company or business that may have, as part of its operations, a Competing Business, as long as Employee otherwise complies with the requirements of this Agreement.
B.Employee agrees that, during the Restriction Period Employee will not, directly or indirectly, on Employee’s own behalf or on behalf of any third party, solicit, induce or encourage any person who is employed by the Company in the United States, to terminate their employment with the Company.    This restriction will not apply to solicitation by Counsel of attorneys or paralegals working for the Company in violation of the New Jersey Rules of Professional Conduct or any other Rules of Professional Conduct that govern Counsel’s conduct.
C.Employee also agrees that, during the Restriction Period Employee will not, directly or indirectly, on Employee’s own behalf or on behalf of any third party, solicit any person or entity who was a customer or client of the Company in the United States, during the twenty-four (24) month period immediately preceding the Determination Date, and with whom Employee has had Material Contact, for the purpose of offering any product or service that competes with the products or services offered by the Company within the United States.
D.    Employee agrees that Employee will not, directly or indirectly, whether on Employee’s own behalf or on behalf of any third party, interfere with any relationship that exists between the Company and any supplier or vendor to the Company in the United States, with whom Employee had Material Contact at any time during the twenty-four (24) month period immediately preceding the Determination Date or attempt to dissuade any supplier or vendor from continuing its relationship with the Company.
E.    Employee will not disparage or defame, through verbal or written statements or otherwise, the Company or any of its members, directors, officers, agents or employees or otherwise take any action which could reasonably be expected to adversely affect the reputation, business practices, good will, products and services of the Company or the personal or professional reputation of any of the Company’s members, directors, officers, agents or employees. This non-disparagement provision shall not be construed to prevent Employee from testifying truthfully under oath in a legal or regulatory proceeding or to restrict Employee’s right and responsibility to give truthful testimony under oath or preclude Employee from participating in an investigation, filing a charge, or otherwise communicating with the SEC, Equal Employment Opportunity Commission, the National Labor Relations Board, or other federal, state or local government agency.
F.    In the event that this Section is determined by a court which has jurisdiction to be unenforceable in part or in whole, the court shall be deemed to have the authority to strike any unenforceable provision, or any part thereof or to revise any provision to the minimum extent necessary to be enforceable to the maximum extent permitted by law.
G.    The provisions of this Section shall survive termination of this Agreement.
H.    Following the Employee’s termination of employment with the Company and its Affiliates, the Employee agrees to notify any subsequent employer of the restrictive covenants in other post-employment obligations contained in this Agreement. Employee will also deliver a copy of such notice to the Company before the Employee commences employment with any subsequent employer. In addition, the Employee authorizes the Company to provide a copy of the restrictive covenants and all other post-employment obligations set forth in this Agreement to third parties, including but not limited to, the Employee's subsequent, anticipated or possible future employer.
I.    Remedies and Enforceability. The Employee agrees that the covenants, agreements, and representations contained in Section III hereof are of the essence of this Agreement; that each of such covenants are reasonable and necessary to protect and preserve the interests and properties of the Company; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to either party , including, without limitation, termination of the Executive’s employment for Cause, the Company and Executive shall be entitled to seek both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements. The Parties intend for this Agreement to fully comply with the New Jersey Rules of Professional Conduct and any other Rules of Professional Conduct applicable to Counsel. Should it be determined that any provision of this Agreement violates any applicable Professional Rules of Conduct, the Parties’ intent is that the offending provision be deleted from the Agreement and all remaining provisions be enforced.
J.    For purposes of this Section of this Agreement, certain terms are defined as follows:
1.    “Business of the Company” means the provision of mortgage loan servicing and mortgage loan subservicing services, mortgage loan portfolio retention solutions to financial or other institutions and any related business in which the Company engages and for which the Executive has responsibility as of the Determination Date.
2.    “Client of the Company” means any financial institution or any other entity for whom the Company provides mortgage loan servicing and sub-servicing services and/or mortgage loan portfolio retention origination solutions.
3.    “Competing Business” means any person or entity that engages in the Business of the Company.
4.    “Material Contact” means the contact within twenty-four (24) months prior to the Determination Date, between Executive and each supplier, vendor, Client of the Company, customer or prospective client, customers or targets: (i) with whom or which Executive had business dealings on behalf of the Company; or (ii) whose dealings with the Company were supervised by Executive; or (iii) about whom Executive obtained confidential information in the ordinary course of business as a result of Executive’s employment with the Company.
5.    “Determination Date” means the date on which Employee’s employment ends for whatever reason.

III.	Confidential Information

Employee acknowledges that as part of Employee’s employment with the Company, Employee has had access to and will continue to have access to information that is not generally disclosed or made available to the public. Employee recognizes that in order to guard the legitimate interests of the Company, it is necessary for it to protect all confidential information. Employee agrees to keep secret all non-public, confidential and/or proprietary information, matters and materials of the Company, and personal confidential or otherwise proprietary information regarding the Company’s employees, Employees, directors or consultants affiliated with the Company, including, but not limited to, documents, materials or information regarding, concerning or related to the Company’s research and development, its business relationships, corporate structure, financial information, financial dealings, fees, charges, personnel, methods, trade secrets, systems, procedures, manuals, confidential reports, clients or potential clients, financial information, business and strategic plans, proprietary information regarding its financial or other business arrangements with the Employees, sales representatives, editors and other professionals with which it works, software programs and codes, software development, access codes, and other similar materials or information, as well as all other information relating to the business of the Company which is not generally known to the public or within the mortgage industries (collectively, “Confidential Information”), to which Employee has had or may have access, and shall not use for Employee's own benefit or the benefit of any third party, or disclose, such Confidential Information to any person except (a) in the course of, and to the extent required to perform, Employee’s duties for the Company, (b) to the extent required by applicable law, or (c) to Employee’s personal advisors, to the extent such advisors agree to be bound by this provision. This obligation is understood to be in addition to any protection the Company may be entitled to under applicable law. Confidential Information shall not include any information that is within the public domain or enters the public domain through no act of the Employee.
Nothing in this agreement prohibits Employee from reporting an event that Employee reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency, or from cooperating in an investigation conducted by such a government agency. This may include disclosure of trade secret or confidential information within the limitations permitted by the Defend Trade Secrets Act (DTSA). You are notified that under the DTSA, no individual will be held criminally or civilly liable under Federal or State trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is: (A) made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or, (B) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public. And, an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

IV.	Enforcement of Restrictive Covenants

Employee agrees and acknowledges that in the event of a breach or threatened breach by Employee of one or more of the covenants and promises described above in “Covenants Not to Compete and Not to Solicit,” “Confidential Information,” and “Non Disparagement,” the Company will suffer irreparable harm that is not compensable solely by damages. Employee agrees that under such circumstances, the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive or other relief to enforce these promises and covenants. The Company and any other member of the Company will, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants in this Agreement. Resort to any remedy provided for in this Agreement or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies or preclude the Company or the Company’s recovery of monetary damages and compensation.

V.	Miscellaneous

A.
Absence of Reliance. Employee acknowledges that in agreeing to this Agreement, Employee has not relied in any way upon representations or statements of the Company other than those representations or statements set forth in this Agreement.

B.	Section Headings. The section headings are solely for convenience of reference and shall not in any way affect the interpretation of this Agreement.

C.
Notice: All notices, requests, demands and other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) if hand delivered, at the same time delivered, or (b) at the time shown on the return receipt if mailed in a certified postage prepaid envelope (return receipt requested) addressed to the respective parties as follows:

If to PHH Corporation:
PHH Corporation
c/o Chief Executive Office
3000 Leadenhall Road
Mt. Laurel, NJ 08054
If to Employee:
[name]
________________
________________
or to such other address as the party to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above.

D.
Successors and Assigns. The Company may assign this Agreement or any interest herein. Employee may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise. This Agreement will inure to the benefit of the Company and be binding upon the Company’s and Employee’s successors, executors, administrators and heirs.

E.
Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will be modified or reformed to the extent necessary to bring the provision into compliance with applicable law and then enforced as reformed or modified.

F.
Entire Agreement; Amendments. With the exception of any Officer Indemnification Agreement to which Employee may be a party and Exhibit A, this Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

G.
Choice of Forum; Governing Law. The exclusive forum for any and all disputes under this Agreement, shall be the state and federal courts sitting in the state of New Jersey and each party to this Agreement consents to the exercise of personal jurisdiction and venue by such courts and waives all objections based upon jurisdiction venue and the inconvenience of the forum. This Agreement, and all disputes arising out of or related to this Agreement, will be governed by, and enforced in accordance with, the laws of the State of New Jersey without regard to the application of the principles of conflicts of laws.

H.
Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date first above written.

______________________________
EMPLOYEE
Date: _________________________

PHH CORPORATION
By: ___________________________
Date: _________________________
ROBERT CROWL